                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          ARIAD PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

April 24, 1997



Dear ARIAD Stockholder:

You are invited to attend the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held on Friday, June 20, 1997 at 10:00 a.m. Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon. We urge you to read this information carefully.

Your Board of Directors unanimously believes that the election of its nominees as directors and approval of all of the items described in the Proxy Statement are in the best interests of ARIAD and its stockholders and, accordingly, recommends a vote FOR Items 1 through 4 on the enclosed proxy card.

In addition to the formal business to be transacted, I will make a presentation on important developments over the past year and our plans for the future. Members of ARIAD's Board of Directors and management will be available as well to respond to questions of interest to stockholders.

I look forward to greeting those ARIAD stockholders who are able to attend the meeting. If you plan on attending, please contact Ms. Lisa Dini in our Investor Relations Office at 617-494-0400, extension 252, and we will send you directions to the Company's headquarters.

It is important that your shares be represented and voted, whether or not you plan to attend the meeting. Therefore, please sign, date and promptly return the enclosed proxy in the envelope provided.

On behalf of ARIAD and all of its employees and directors, I would like to thank you for your continuing support.


Sincerely yours,



Harvey J. Berger, M.D.
Chairman and Chief Executive Officer

                           ARIAD PHARMACEUTICALS, INC.

                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 20, 1997

   Notice is hereby given that the Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. (the "Company") will be held on Friday, June 20, 1997 at 10:00 a.m., Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139, for the following purposes:

      1. To elect four Class 3 Directors to hold office until the 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified,

      2. To consider and act upon a proposal to increase by 2,200,000 shares the aggregate number of shares for which stock options may be granted under the ARIAD Pharmaceuticals, Inc. 1991 Stock Option Plan for Employees and Consultants,

      3. To consider and act upon a proposal to increase by 300,000 shares the aggregate number of shares for which stock options may be granted under the ARIAD Pharmaceuticals, Inc. 1994 Stock Option Plan for Non-Employee Directors,

      4. To consider and act upon a proposal to adopt and approve the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan, and

      5. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

   Holders of record of the Company's Common Stock and series B preferred stock at the close of business on April 22, 1997 are entitled to notice of and to vote at the Meeting.

   For the ten-day period immediately prior to the Meeting, the list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Company, located at 26 Landsdowne Street, Cambridge, Massachusetts 02139, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

                           By Order of the Board of Directors



                           David T. Washburn
                           Secretary

Dated: April 24, 1997

                                    IMPORTANT


IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE. IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                           ARIAD PHARMACEUTICALS, INC.
                              26 LANDSDOWNE STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 20, 1997


   This Proxy Statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of ARIAD Pharmaceuticals, Inc. (the "Company" or "ARIAD") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Friday, June 20, 1997 at 10:00 a.m., Eastern Time, at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting. These proxy materials are being mailed to stockholders on or about April 24, 1997.

   Holders of the Company's common stock, par value $0.001 per share (the "Common Stock"), and series B preferred stock, par value $0.01 per share (the "Preferred Stock" and, collectively with the Common Stock, the "Voting Stock"), who are entitled to vote are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with such holders' directions. If no directions are given, proxies will be voted "FOR" the election as Class 3 Directors of the nominees named herein; "FOR" the amendment to the ARIAD Pharmaceuticals, Inc. 1991 Stock Option Plan for Employees and Consultants (the "1991 Employee Plan") as described herein; "FOR" the amendment to the ARIAD Pharmaceuticals, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Director Plan") as described herein; "FOR" the approval of the adoption of the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan; and, as to any other business that may come before the Meeting, in accordance with the judgment of the person or persons named in the proxy. The Board of Directors knows of no other business to be presented at the Meeting.

   The proxy may be revoked at any time prior to the voting thereof by written notice of revocation to the Company at 26 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Jay R. LaMarche, Executive Vice President and Chief Financial Officer. The proxy may also be revoked by submission to the Company of a more recently dated proxy or by attending the Meeting and voting in person. Shares as to which a broker indicates it has no discretion to vote, and which are not voted, will be considered not present at the Meeting for the purpose of determining the presence of a quorum and as not voted for the approval of the proposals described in the immediately preceding paragraph. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

   The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors. The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials, will be borne by the Company. The Company has retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies. The Company anticipates that it will pay D.F. King approximately $4,000 in fees, plus reasonable out-of-pocket expenses. In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons. Such parties will be reimbursed for their reasonable expenses incurred in such connection.

                          OUTSTANDING VOTING SECURITIES

   Only holders of record of the Voting Stock at the close of business on April 22, 1997 are entitled to notice of and to vote at the Meeting. On that date, there were 19,261,972 shares of Common Stock and 2,526,316 shares of Preferred Stock outstanding. Each share of Common Stock and each share of Preferred Stock is entitled to one vote. Accordingly, a total of 21,788,288 votes are entitled to be cast on each matter submitted to a vote at the Meeting. One third of such shares, present in person or represented by proxy at the Meeting, will constitute a quorum for the transaction of business at the Meeting. Under the Delaware General Corporation Law, the affirmative vote of a plurality of the shares of Voting Stock cast by the stockholders present or represented by proxy at the Meeting is required to elect the nominees for election as Class 3 Directors of the Company; thus, abstentions will have no effect on the outcome of the vote for the election of directors. The affirmative vote of a majority of the shares of Voting Stock entitled to vote present in person or represented by proxy at the Meeting is required to approve the amendments to the 1991 Employee Plan and to the 1994 Director Plan and to approve the 1997 Employee Stock Purchase Plan. Under applicable Delaware law, in determining whether the amendments to the 1991 Employee Plan and to the 1994 Director Plan and the approval of the 1997 Employee Stock Purchase Plan have received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against these items. Broker non-votes will not be considered present at the Meeting and will have no effect on the vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of March 31, 1997, certain information with respect to (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) known to the Company to own beneficially more than 5% of the Voting Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation" and (iv) all directors and executive officers as a group. In accordance with the rules promulgated by the Securities and Exchange Commission (the "Commission"), such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option, warrant or right or through the conversion of a security.

   Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Voting Stock shown as beneficially owned.

                                    NUMBER OF SHARES
  NAME AND ADDRESS                 BENEFICIALLY OWNED         PERCENTAGE
  ---------------------------      ------------------      ----------------

  BB Biotech A.G.                   3,000,000    (1)            13.8%
  c/o Bellevue Asset
  Management A.G.
  Grunstrasse 12 CH-6343
  Rothreuz, Switzerland

  Hoechst Marion Roussel,           2,526,316    (2)            11.6
  Inc.
  Route 202-206
  Bridgewater, NJ 08807-0800

  Harvey J. Berger, M.D.            1,362,247    (3)             6.2

  Joan S. Brugge, Ph.D.               282,838    (4)             1.3

  Jay R. LaMarche                     256,606    (5)             1.2

  Edgar Haber, M.D.                   241,207                    1.1

  Manfred Weigele, Ph.D.              205,910                     *

  Charles C. Cabot III                199,214    (6)              *

  Michael Gilman, Ph.D.                20,750

  Vaughn D. Bryson                     52,500                     *

  John M. Deutch, Ph.D.                39,553                     *

  Philip Felig, M.D.                   86,250                     *

  Frank J. Hoenemeyer                 146,178    (7)              *

  Peter T. Joseph                     115,267    (8)              *

  Joel S. Marcus                       52,500                     *

  Sandford D. Smith                    71,741                     *

  Raymond S. Troubh                    81,785                     *

  All directors and                 3,214,546                   14.0
  executive officers as a
  group (15) persons

  ---------------------------
   *Indicates less than one percent

1) Such shares are held of record by Biotech Target S.A., a wholly owned subsidiary of BB Biotech A.G.

2) Includes 2,526,316 shares of series B preferred stock convertible into 2,526,316 shares of Common Stock sold to Hoechst Marion Roussel, Inc. on March 18, 1997 in connection with the joint venture agreement for establishing the Hoechst-ARIAD Genomics Center, LLC.

3) Includes 535,714 shares of Common Stock and options to purchase 235,714 shares of Common Stock held of record by The Berger Family Trust and 8,928 shares of Common Stock held of record by The Wolk Family Trust. Wendy S. Berger and Harvey J. Berger, as co-trustees of such trusts, have the right to vote and dispose of the shares held by such trusts; however, in certain circumstances, Wendy S. Berger as co-trustee will have sole voting power with respect to the shares held by each such trust. Includes 126,000 shares held by Edith Berger, Dr. Berger's mother, 40,892 shares held by Wendy S. Berger, Dr. Berger's spouse, and 7,928 shares held by Dr. Berger's children.

4) Includes 9,696 shares held jointly by Dr. Brugge and her spouse, William R. Brugge, M.D., and 7,273 shares held by her son.

5) Includes 6,696 shares and 44,000 shares issuable upon exercise of warrants held by Carol B. LaMarche, Mr. LaMarche's spouse.

6) Includes 10,000 shares held by Mr. Cabot's children.

7) Includes options to purchase 68,393 shares held of record by the Frank J. Hoenemeyer 1991 Family Trust.

8) Includes 6,696 shares held in the name of Rosecliff Profit Sharing Trust.

INFORMATION REGARDING DIRECTORS

   The following table sets forth certain information for each of the four nominees for election as directors at this Meeting, as well as for each of the continuing directors whose terms expire either at the Annual Meeting of the Stockholders in 1998 or 1999, or at such time as such director's successor is duly elected and qualified.

                          NOMINEES AS CLASS 3 DIRECTORS
                              (TERM TO EXPIRE 2000)

   Harvey J. Berger, M.D., 46, is the principal founder of ARIAD and has served as the Company's Chairman of the Board, President and Chief Executive Officer since April 1991. From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, most recently as Executive Vice President and President of the Research and Development Division. Dr. Berger currently is a Lecturer in the Division of Health Sciences and Technology at the Massachusetts Institute of Technology and the Harvard Medical School. He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association.

   Vaughn D. Bryson, 58, a Director of ARIAD since February 1995, is President of Life Science Advisors, Inc. Mr. Bryson is a thirty-two year veteran of Eli Lilly & Co. ("Lilly") and was President and Chief Executive Officer of Lilly from 1991 to 1993. He served as Executive Vice President from 1986 until 1990. He also was a member of Lilly's Board of Directors from 1984 until his retirement in 1993. Mr. Bryson was Vice Chairman of Vector Securities International Inc. from April 1994 to December 1996. He also is a Director of EndoVascular Therapeutics, Inc., Fusion Medical Technologies Inc., Quintiles Transnational Corp., NaPro BioTherapeutics, Inc., and Perclose, Inc.

   Sandford D. Smith, 50, a Director of ARIAD since October 1991, is President, Specialty Therapeutics and International Group, Genzyme Corporation. From April 1996 to December 1996, he was Vice President, International Group at Genzyme Corporation. Mr. Smith was President and Chief Executive Officer and a Director of the Repligen Corporation from 1986 to March 1996. Mr. Smith is also a Director of CSPI.

   Raymond S. Troubh, 70, a Director of ARIAD since October 1991, has been a financial consultant for more than the past five years. Mr. Troubh is a Director of ADT Limited, America West Airlines, Inc., Becton, Dickinson and Company, Diamond Offshore Drilling, Inc., Foundation Health Corporation, General American Investors Company, Inc., Olsten Corporation, Petrie Stores Corporation, Time Warner, Inc., Triarc Companies, Inc. and WHX Corporation.

                          CONTINUING CLASS 1 DIRECTORS
                              (TERM TO EXPIRE 1998)

   Edgar Haber, M.D., 65, Vice Chairman of the Board of Directors of the Company since October 1991, is Director of the Division of Biological Sciences and the Elkan R. Blout Professor of Biological Sciences at the Harvard School of Public Health and Professor of Medicine at Harvard Medical School. Prior to these appointments, from 1990 to 1991, Dr. Haber was President of the Bristol-Myers Squibb Pharmaceutical Research Institute and a Director of the Bristol-Myers Squibb Company.

   Joan S. Brugge, Ph.D., 47, has served as Senior Vice President, Exploratory Research since October 1996. She served as Senior Vice President, Research - Biology from May 1992 to September 1996 and as Scientific Director of ARIAD from May 1992 to February 1997. Dr. Brugge was elected a Director of ARIAD in February 1995. Since March 1997, she has co-chaired the ARIAD Board of Scientific and Medical Advisors. Effective July 1, 1997, Dr. Brugge will resign as Senior Vice President, Exploratory Research and become Professor of Cell Biology at Harvard Medical School. Dr. Brugge will continue to serve as a Director of ARIAD and as Co-chair of the ARIAD Board of Scientific and Medical Advisors and has agreed to serve as a consultant to ARIAD on an exclusive basis.

   John M. Deutch, Ph.D., 58, a Director of ARIAD since March 1997, is an Institute Professor at the Massachusetts Institute of Technology. He previously served as Director of the United States Central Intelligence Agency, Deputy Secretary of Defense, Undersecretary of Defense (Acquisition and Technology), Provost, Dean of the School of Science, Chairman of the Department of Chemistry and the Karl Taylor Compton Professor of Chemistry of the Massachusetts Institute of Technology. Dr. Deutch has received numerous awards and honors in physical chemistry and computational sciences, as well as in government service. Dr. Deutch is a Director of Citicorp, CMS Energy and Palomar Medical Technologies.

   Frank J. Hoenemeyer, 77, a Director of ARIAD since October 1991, is an independent financial consultant. Mr. Hoenemeyer was the President of Gregory and Hoenemeyer Inc., a financial consulting firm, from 1987 to 1990. He was Vice Chairman of The Prudential Insurance Company of America from 1981 until his retirement in 1984, Chief Investment Officer from 1965 to 1984 and a Director from 1974 to 1984. Mr. Hoenemeyer serves on several private and public boards, including American International Group Inc., Mitsui Trust Bank, USA, Carey Fiduciaries Advisors, a subsidiary of W.P. Carey & Co., Inc., Cincinnati Incorporated and Wellsford Residential Property. He also is Chairman of the Turrell Fund.

                          CONTINUING CLASS 2 DIRECTORS
                              (TERM TO EXPIRE 1999)

   Philip Felig, M.D., 60, a Director of ARIAD since October 1991, is currently in medical practice specializing in endocrinology and diabetes as an Attending Physician on the Senior Medical Staff at Lenox Hill Hospital and as Clinical Professor of Medicine at New York Medical College. From 1986 to 1987, he was Chief Executive Officer of Sandoz Pharmaceuticals Corporation and from 1984 to 1987, President of the Sandoz Research Institute.

   Peter T. Joseph, 46, a Director of ARIAD since October 1991, is Chairman and Chief Executive Officer of Rosecliff, Inc., an investment management firm that he has headed since 1987. From 1987 to 1992, Mr. Joseph served as Managing General Partner of Acadia Partners, L.P.

   Jay R. LaMarche, 50, has served as Chief Financial Officer, Treasurer and a Director of ARIAD since January 1992. Mr. LaMarche has served as Executive Vice President since March 1997 and served as Senior Vice President, Finance from January 1992 to February 1997. Prior to joining ARIAD, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer, where he served in several capacities, most recently as Executive Vice President.

   Joel S. Marcus, 49, a Director of ARIAD since February 1995, is a founder and principal of Health Science Capital Partners, which invests in healthcare-related companies. Mr. Marcus is also Chief Executive Officer of Alexandria Real Estate Equities, Inc., a real estate investment trust principally focused on the life sciences industry. Mr. Marcus was a partner with Brobeck, Phleger & Harrison, a law firm, from 1991 to 1994.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

   During the fiscal year ended December 31, 1996, the Board of Directors held four meetings. Mr. Joseph attended fewer than 75% of the aggregate number of meetings held during such fiscal year by the Board of Directors and the committees of the Board on which he served.

   The Board of Directors has three committees, the Executive Committee, the Compensation and Stock Option Committee and the Audit Committee. The Board does not have a nominating committee.

   The members of the Executive Committee are Drs. Berger and Haber and Messrs. Bryson and LaMarche. The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of the Company. The Executive Committee did not meet during the fiscal year ended December 31, 1996.

   The members of the Compensation and Stock Option Committee are Dr. Felig and Messrs. Smith and Troubh. The Compensation and Stock Option Committee establishes compensation levels for executive officers, evaluates the performance of executive officers, considers management succession and related matters and administers the Company's stock option plans. Such committee reviews with the Board of Directors all aspects of compensation for the executive officers, except that decisions with respect to awards under the 1991 Employee Plan, are made solely by the committee. The Compensation and Stock Option Committee held four meetings (including actions taken by written consent) during the fiscal year ended December 31, 1996.

   The members of the Audit Committee are Messrs. Hoenemeyer, Joseph and Marcus. The responsibilities of the Audit Committee include, with the assistance of management, the selection and engagement of the Company's independent auditors, the review of the scope of the audit proposed by the auditors, a post-audit review of the Company's financial statements and general oversight of the Company's financial reporting and the adequacy of internal controls. The Audit Committee held two meetings during the fiscal year ended December 31, 1996.

   Directors do not receive any cash compensation for service on the Board of Directors or its committees. Directors are reimbursed for their expenses for each meeting attended. On December 1, 1996, each of Drs. Haber and Felig and Messrs. Bryson, Hoenemeyer, Joseph, Marcus, Smith and Troubh was awarded options to purchase 10,000 shares of Common Stock at $4.88 per share, pursuant to the 1994 Director Plan. Such options were exercisable on the grant date. Dr. Felig received advisor fees aggregating $20,000 in connection with his membership on the Board of Scientific and Medical Advisors.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In July 1994, the Company engaged Vector Securities International, Inc. ("Vector Securities") to provide consulting and investment banking services with respect to its activities in seeking strategic alliances with established pharmaceutical and biotechnology companies and incurred fees payable to Vector Securities aggregating $1,200,000 in 1995 and $75,000 in 1996. Vaughn D. Bryson, a Director of the Company since February 1, 1995, served as Vice Chairman of Vector Securities through December 1996.

                               EXECUTIVE OFFICERS

   The following table sets forth certain information regarding the executive officers of the Company:


NAME                     AGE     OFFICE OR POSITIONS HELD
--------------------    ------   ------------------------------------------

Harvey J. Berger, M.D.   46      Chairman of the Board, President and
                                 Chief Executive Officer

Charles C. Cabot III     40      Executive Vice President and Chief
                                 Operating Officer

Michael Gilman, Ph.D.    42      Executive Vice President and Chief
                                 Scientific Officer

Jay R. LaMarche          50      Executive Vice President and Chief
                                 Financial Officer

Joan S. Brugge, Ph.D.    47      Senior Vice President, Exploratory
                                 Research

Manfred Weigele, Ph.D.   64      Senior Vice President, Physical and
                                 Chemical Sciences

For biographical information on Drs. Berger and Brugge and Mr. LaMarche, see "Information Regarding Directors."

   Charles C. Cabot III has served as Executive Vice President and Chief Operating Officer of ARIAD since March 1997. He served as Senior Vice President and Chief Operating Officer from January 1994 to February 1997 and as Senior Vice President, Business Operations from January 1992 to December 1993. Prior to joining ARIAD, from 1985 to 1991, Mr. Cabot held several positions at Centocor Inc., most recently as a Vice President in the corporate group.

   Michael Gilman, Ph.D. has served as Executive Vice President and Chief Scientific Officer of ARIAD since March 1997. He served as Senior Vice President, Drug Discovery from October 1996 to February 1997 and as Vice President, Research - Gene Therapy from August 1994 to September 1996. Dr. Gilman has served as Scientific Director of ARIAD Gene Therapeutics, Inc. ("AGTI") since August 1994. Prior to joining ARIAD, Dr. Gilman was on the staff at the Cold Spring Harbor Laboratory since 1986, most recently as a Senior Scientist.

   Manfred Weigele, Ph.D. has served as Senior Vice President, Physical and Chemical Sciences of ARIAD since October 1996 and served as Senior Vice President, Research - Chemistry from October 1991 to September 1996. Prior to joining ARIAD, from 1985 to 1991, Dr. Weigele was a Vice President and Group Director of Chemistry Research at Hoffmann-LaRoche Inc.

                             EXECUTIVE COMPENSATION

   The following table sets forth aggregate amounts of compensation paid or accrued by the Company for the years ended December 31, 1996, 1995 and 1994, for services rendered in all capacities, by each of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer. No options were granted to the named executive officers in 1995, however certain options previously granted were repriced and are therefore reported as new grants herein.

                           SUMMARY COMPENSATION TABLE
                                                              LONG-TERM
                                                            COMPENSATION
                                         ANNUAL           -----------------
                                      COMPENSATION            NUMBER OF
                                          (1)(2)              SECURITIES
  NAME AND PRINCIPAL                     ------               UNDERLYING
  POSITION                  YEAR         SALARY                OPTIONS
  ---------------------    ------   ------------------    -----------------

  Harvey J. Berger, M.D.    1996          $220,000              44,000
  Chairman, President       1995           220,000             414,285  (3)
  and Chief Executive       1994           220,000              50,000
  Officer

  Charles C. Cabot III      1996           170,000              34,000
  Executive Vice            1995           170,000             119,642  (3)
  President and             1994           160,000              35,000
  Chief Operating
  Officer

  Jay R. LaMarche           1996           170,000              34,000
  Executive Vice            1995           170,000             119,642  (3)
  President and Chief       1994           160,000              35,000
  Financial Officer

  Joan S. Brugge, Ph.D.     1996           170,000              44,000
  Senior Vice               1995           170,000             162,499  (3)
  President,                1994           160,000              35,000
  Exploratory
  Research

  Manfred Weigele, Ph.D.    1996           170,000              34,000
  Senior Vice               1995           170,000             119,642  (3)
  President,                1994           160,000              35,000
  Physical and
  Chemical Sciences

  ---------------------


(1)Discretionary cash bonuses provided for in employment agreements of the executive officers were not awarded for 1996, 1995 or 1994.

(2)Other annual compensation is not presented, as the cost did not exceed the lesser of $50,000 or 10% of the total salary reported for any of the named executive officers.

(3)No options were granted to the named executive officers in 1995. Represents Company and AGTI options granted in prior years for which the exercise prices were amended to the then current fair market values under repricings offered to all plan participants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation and Stock Option Committee is comprised of Dr. Felig and Messrs. Smith and Troubh. On December 1, 1996, pursuant to the 1994 Director Plan, the Company granted to each member of the committee options to purchase 10,000 shares of Common Stock at $4.88 per share.

EMPLOYMENT AGREEMENTS

      Dr. Berger, Chief Executive Officer, President and Chairman of the Board of Directors of the Company, has an employment agreement with the Company which commenced in January 1992 and terminates in December 2001. The agreement provides that he shall be employed as the Chief Executive Officer and President of the Company, shall be nominated for election to the Board of Directors, serve as Chairman of the Board and receive an annual base salary of $300,000 for 1997, increasing each year by at least 10% of the preceding year's base salary. This increase has been waived by Dr. Berger in all prior years. Dr. Berger is eligible each year to receive a discretionary bonus, determined by the Board of Directors, of up to 50% of his annual base salary. Dr. Berger's employment agreement is automatically renewable for successive three-year terms unless terminated by either party. If the Company fails to renew the employment agreement, it is obligated to pay Dr. Berger twice his annual salary for the final year of his term.

      Dr. Berger's employment agreement provides that, upon the occurrence of certain events including, (i) a sale of the Company or an acquisition of a substantial equity interest in the Company by a person or group of persons, (ii) if Dr. Berger or his designee ceases to be the highest ranking executive officer of the Company or ceases to control personnel decisions with respect to the Company's senior management, (iii) if the Company is in material breach of the terms of the employment agreement, (iv) if the Company is bankrupt or insolvent or (v) if the Company terminates Dr. Berger's employment agreement without cause, (1) the Company will pay Dr. Berger the greater of (x) any remaining salary payable during the term plus the maximum possible bonus for each year remaining in the term and (y) an amount equal to twice his current annual salary and maximum bonus for the current year of employment (the "Severance Payment") and (2) all of his stock options, stock awards and similar equity rights will immediately vest and become exercisable. The Company is not obligated to make the Severance Payment if it discharges Dr. Berger for cause or if Dr. Berger terminates the agreement. In addition, the occurrence of any event described above would permit Dr. Berger to terminate his employment. If the vesting of certain benefits and the payment of certain amounts by the Company to Dr. Berger are treated as payments in the nature of compensation that are contingent on a "change in control" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), the deductibility of such payments could, depending upon the aggregate amount of such payments, be disallowed pursuant to Section 280G of the Code and an excise tax could be imposed on Dr. Berger pursuant to Section 4999 of the Code for which he would, pursuant to the employment agreement, be compensated by the Company. The employment agreement contains a noncompetition provision that is effective during the term of the agreement and, if Dr. Berger is terminated for cause, for a period of one year following the date of termination.

      The Company has also entered into employment agreements with Dr. Brugge, Senior Vice President, Exploratory Research, Mr. Cabot, Executive Vice President and Chief Operating Officer, Mr. LaMarche, Executive Vice President and Chief Financial Officer, and Dr. Weigele, Senior Vice President, Physical and Chemical Sciences. The agreements provide for employment at each such executive's present position through December 2000 for Messrs. Cabot and LaMarche and through June 1997 and December 1998, respectively, for Drs. Brugge and Weigele at an annual base salary of $215,000 for 1997, increasing each year by an amount to be determined by the Board of Directors. In addition, each executive is eligible each year to receive a discretionary bonus, to be determined by the Board of Directors, of up to 30% of his or her annual base salary. The agreements are renewable for successive one-year terms with the mutual consent of the parties.

      The agreements with Messrs. Cabot and LaMarche and Dr. Weigele provide that: (i) upon a change of control of the Company, such officers will be entitled to receive, upon termination, any remaining salary payable during the term or six months salary whichever is shorter, and all stock options held by such officers will immediately vest and become exercisable; and (ii) upon termination by the Company, without cause, such officer will be entitled to receive his current salary for the remaining period of the applicable term and all outstanding options that would have vested during such term shall vest immediately.

STOCK OPTION PLANS

      The 1991 Employee Plan and the ARIAD Pharmaceuticals, Inc. 1991 Stock Option Plan for Directors (the "1991 Director Plan") were adopted in January 1992 and amended by the Company's Board of Directors and stockholders in September 1994. In September 1994, the 1994 Director Plan was adopted by the Company's Board of Directors and approved by the Company's stockholders and further grants under the 1991 Director Plan were terminated. The 1991 Employee Plan, the 1991 Director Plan and the 1994 Director Plan are referred to collectively herein as the "Plans." The 1991 Employee Plan and the 1994 Director Plan are referred to collectively herein as the "Current Plans." An aggregate of 3,785,714 shares of Common Stock was reserved for issuance to officers, directors, key employees and consultants of the Company under the Plans. The Current Plans provide for the grant of nonqualified and incentive stock options.

      The Plans are administered by the Compensation and Stock Option Committee (the "Committee"). Subject to the limitations set forth in the 1991 Employee Plan, the Committee has the authority to determine when and to whom options will be granted under such plan, when such options may be exercised and may vest and the terms and conditions of each option granted; provided, however, that no incentive stock option may be granted to any individual who is not an employee of the Company or any of its subsidiaries; and, provided further, that the maximum number of shares subject to options granted to any employee pursuant to the 1991 Employee Plan may not exceed 250,000 in any calendar year. The administration of the Current Plans is intended to comply with the requirements of Rule 16b-3 under the Exchange Act.

      The 1994 Director Plan provides for the grant of nonqualified options to directors who are not employees of the Company or any of its affiliates (nine persons at March 31, 1997) pursuant to a specified formula as follows: (i) options to purchase 15,000 shares of Common Stock will be granted to each nonemployee director upon his or her first being elected to the Board of Directors and (ii) options to purchase 10,000 shares of Common Stock will be granted annually to each nonemployee director on December 1. The exercise price of options equals the "fair market value" (as defined in the 1994 Director Plan) of the underlying shares of Common Stock on the date of grant. The maximum number of shares of Common Stock that may be issued upon the exercise of options granted under the 1994 Director Plan is 300,000, subject to adjustment (as provided in the 1994 Director Plan). The 1994 Director Plan will be self-administered to the extent required by Rule 16b-3 under the Exchange Act.

      The shares of Common Stock purchased upon the exercise of an option granted under the Plans are to be paid for (i) in cash, check or money order payable to the order of the Company, (ii) with the approval of the Compensation and Stock Option Committee, through the delivery of other shares of Common Stock having an aggregate fair market value equal to the total exercise price of the option being exercised or (iii) any combination thereof.

      No option granted under any of the Plans is transferable, except, in the Committee's discretion, options granted pursuant to the plans are transferable to a trust for the primary benefit of the optionee's family members or in the event of a recipient's death. In the event of a recipient's death, the recipient's vested options may be exercised by the person entitled to do so under the recipient's will or, if applicable, by the person so entitled pursuant to the laws of descent and distribution, at any time prior to expiration of the options, but in any event not later than one year after the date of his or her death. In the Committee's discretion, an option may be transferred pursuant to a "qualified domestic relations order," as defined in section 414(f) of the Code.

      At December 31, 1996, options with respect to 3,079,361 shares of Common Stock under the Plans were outstanding with a weighted average exercise price of $2.57 per share. In 1996, options to purchase 70,995 shares were exercised at an average exercise price of $1.91 per share. At December 31, 1996, options were exercisable to purchase 1,878,668 shares at exercise prices ranging from $1.60 to $4.62 per share. In November 1994, the Company repriced options to purchase 291,757 shares (with original exercise prices ranging from $5.60 to $7.00 per share) to $2.00 per share (the then fair market value) for prior grants made to nonmanagement employees. In March 1995, the Company repriced options to purchase 1,391,732 shares (with original exercise prices ranging from $5.00 to $8.25 per share) to $2.00 per share (the then fair market value) for prior grants to officers, directors and consultants.

      In December 1993, AGTI adopted the ARIAD Gene Therapeutics, Inc. 1993 Stock Option Plan for Employees and Consultants and the ARIAD Gene Therapeutics, Inc. 1993 Stock Option Plan for Directors (collectively, "the AGTI Plans") that are substantially similar to the 1991 Employee Plan and the 1991 Director Plan, respectively, and reserved 1,785,714 shares of AGTI's common stock for issuance pursuant to such plans. In January and June 1994, options under the AGTI Plans with respect to 793,923 shares of AGTI's common stock were granted to certain ARIAD officers, key employees and consultants at an exercise price of $3.50 per share, and options with respect to 482,142 shares of AGTI's common stock were granted to certain other ARIAD officers and consultants at an exercise price of $.42 per share. In March 1995, AGTI repriced options to purchase 746,423 shares from $3.50 per share to $.42 per share (the then fair market value) for prior grants to executive officers, employees and certain consultants. The options granted in January 1994 were granted in consideration of services rendered in 1993. None of the options granted in June 1994 were granted to any of the Company's executive officers named in the Summary Compensation Table. The AGTI Plans were approved by the stockholders of the Company at the 1994 Annual Meeting. See "Executive Compensation". No such options have been exercised.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                          ------------------------------------------------------------------
                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                 PERCENT OF                                     ANNUAL RATES OF STOCK
                               NUMBER OF        TOTAL OPTIONS                                    PRICE APPRECIATION
                               SECURITIES        GRANTED TO                                        FOR OPTION TERM
                          UNDERLYING OPTIONS    EMPLOYEES IN     EXERCISE                       ---------------------
        NAME                   GRANTED(1)        FISCAL YEAR      PRICE       EXPIRATION DATE     5%($)       10%($)
----------------------    ------------------    -------------    --------    ---------------    ---------    --------
Harvey J. Berger, M.D.           44,000              6.3%          $4.19         03/12/06        $115,943    $293,822

Charles C. Cabot III             34,000              4.9            4.19         03/12/06          89,592     227,044

Jay R. LaMarche                  34,000              4.9            4.19         03/12/06          89,592     227,044

Joan S. Brugge, Ph.D.            44,000              4.9            4.19         03/12/06         115,943     293,822

Manfred Weigele, Ph.D.           34,000              4.9            4.19         03/12/06          89,592     227,044

----------------

(1) Exercisable on the earlier of January 1, 2002 or upon approval by the United States Food and Drug Administration of an Investigational New Drug application to initiate clinical trials for any ARIAD human therapeutic product.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                          No. of Securities Underlying      Value of Unexercised
                                                          Unexercised Options at Fiscal    In-the-Money Options at
                                                                   Year End(#)              Fiscal Year End($)(4)
                                                          -----------------------------    -----------------------
                            Shares
                          Acquired on        Value                 Exercisable/                  Exercisable/
Name                      Exercise (#)    Realized ($)            Unexercisable                 Unexercisable
----------------------    ------------    ------------    -----------------------------    -----------------------
Harvey J. Berger, M.D.          _          _                    260,714/69,000(1)(2)          $807,785/124,780
                                                                 89,286/89,285(3)

Charles C. Cabot III            _          _                     47,857/51,500(1)               153,442/90,130
                                                                 44,643/44,642(3)

Jay R. LaMarche                 _          _                     47,857/51,500(1)               153,442/90,130
                                                                 44,643/44,642(3)

Joan S. Brugge, Ph.D.           _          _                     90,714/61,500(1)               284,585/98,830
                                                                 44,643/44,642(3)

Manfred Weigele, Ph.D.          _          _                     47,857/51,500(1)               153,442/90,130
                                                                 44,643/44,642(3)

----------------

(1) Options to purchase shares of Common Stock of the Company.

(2) Includes options to purchase 235,714 shares held by The Berger Family Trust.

(3) Options to purchase shares of common stock of AGTI.

(4) Based upon a fair market value of $5.06 per share of Common Stock, which was the closing price of a share of Common Stock on the Nasdaq National Market on December 31, 1996.

401(K) PLAN

   Effective January 1, 1993, the Board of Directors adopted the ARIAD Retirement Savings Plan (the "401(k) Plan") which is intended to qualify under
Section 401(k) of the Code covering all of the Company's eligible employees. Pursuant to the 401(k) Plan, employees may elect to defer, in the form of contributions to the 401(k) Plan, from 1% to 15% of their current compensation up to the statutorily prescribed annual limit ($9,500 in 1996) and have the amount of the reduction contributed to the 401(k) Plan. The Company plans to provide matching contributions to such Plan commencing in 1997.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

GENERAL

 The Compensation and Stock Option Committee of the Board of Directors (the "Committee") establishes compensation levels for executive officers, evaluates the performance of executive officers, considers management succession and related matters, administers the Company's stock option plans and recommends the grant of stock options under the stock option plans of AGTI. The Committee reviews with the Board of Directors all aspects of compensation for the executive officers, except that decisions with respect to awards under the 1991 Employee Plan are made solely by the Committee. The Committee is composed of three members who are nonemployee directors.

   COMPENSATION POLICY

   The Committee's fundamental executive compensation philosophy is to enable the Company to attract and retain key executive personnel and to motivate those executives to achieve the Company's objectives. Competition for experienced senior executive officers in the biotechnology industry is intense. In furtherance of these objectives, the Company offers executives base salaries and incentive compensation (primarily in the form of stock options) in amounts it believes are comparable to those offered by other companies with which the Company competes.

   BASE SALARY AND BONUS AWARDS

   The Committee's subjective evaluation, the Company's overall progress and the individual executive's performance are considered in the Committee's recommendations concerning base salary and bonus awards. Stock options are granted to executive officers to create a link between executive compensation and stockholder return and to enable executive officers to develop and maintain a significant, long-term stock ownership position in the Company. In making decisions as to the compensation of the Company's executive officers, the Committee also relies upon compensation statistics from various sources, including specific industry-wide surveys. Discretionary cash bonuses provided for in the employment agreements of the executive officers have not been awarded since formation of the Company.

   COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR FISCAL YEAR 1996

   Dr. Berger waived the 10% annual increase in base salary provided for in his employment agreement in each year of its term, prior to January 1, 1997. Effective January 1, 1997, the Board of Directors established Dr. Berger's annual base salary at $300,000. As with other executive officers, Dr. Berger was not paid any cash bonus for 1996. In March 1996, Dr. Berger was awarded options to acquire 44,000 shares of Common Stock of the Company in consideration of his performance in 1996. The grant of options was based upon the Committee's subjective evaluation of the progress made by the Company in identifying and licensing new technology and product candidates, entering significant strategic alliances and joint ventures, developing new lead compounds, building the Company's technology platform and advancing lead compounds from discovery research into development. The option award was also made in recognition of Dr. Berger's role in the motivation of the Company's management team and in the recruitment of new staff. The Committee believes that Dr. Berger's annual compensation is competitive with the compensation of the chief executive officers of comparable biotechnology companies.

                                    THE COMPENSATION AND STOCK OPTION COMMITTEE
                                    Philip Felig, M.D., Chairman
                                    Sandford D. Smith
                                    Raymond S. Troubh

PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock since March 24, 1992, the date of completion of the 1992 Private Placement, with the total cumulative return of the Nasdaq U.S. Stock Market Index and the Nasdaq Pharmaceutical Stock Index, the latter of which includes biotechnology companies. The price of a share of Common Stock for the period from March 24, 1992 to April 19, 1993 is based upon a fair market value of $5.60 per share, which is the price per share paid by investors in the 1992 Private Placement. The price of a share of Common Stock from April 20, 1993 to May 19, 1994 is based upon a fair market value of $7.00 per share, which is the price per share paid by investors in the 1993 Private Placement. The price of a share of Common Stock for the period from May 20, 1994 to September 19, 1994 is based upon the closing price per share as quoted on the Nasdaq National Market of the Company's Units (comprised of a share of Common Stock and a warrant to purchase a share of Common Stock and assuming a $1.00 value for such warrant) which traded on the Nasdaq National Market from May 20, 1994 until separation on September 19, 1994. The price of a share of Common Stock for the period from September 20, 1994 to December 31, 1996 is based upon the closing price per share as quoted on the Nasdaq National Market.

   The comparison assumes $100 was invested on March 24, 1992 in the Company's Common Stock and in each of the foregoing indices and further assumes reinvestment of dividends. The Company did not declare or pay any dividends during the comparison period.

     COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG THE COMPANY, NASDAQ U.S. STOCK MARKET INDEX AND NASDAQ PHARMACEUTICAL STOCK INDEX


                         24-Mar-92   31-Dec-92   20-Apr-93   31-Dec-93   20-May-94   19-Sep-94   31-Dec-94   31-Dec-95   31-Dec-96
                             33687       33969       34079       34334       34474       34596       34669       35064       35430
                         ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                         Initial                 2nd                     Initial     Unit
                         Private                 Private                 Public      Separation
                         Placement               Placement               Offering    Date

INDEXED DATA
ARIAD                     100.000     100.000     125.000     125.000    125.000       51.339      31.250      84.821      90.402

Pharmaceuticals           100.000      93.777      67.230      83.585     66.530       71.432      71.131     100.593     123.738

US Market                 100.000     111.933     107.231     128.491    115.359      122.866     111.081     203.223     203.442


SECTION 16 FILINGS

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes of ownership with the Commission on Forms 3, 4 and 5. The Company believes that during the fiscal year ended December 31, 1996 its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock complied with all applicable filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

   The firm of Deloitte & Touche LLP has audited the books of the Company since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement, if they so desire. The representatives also will be available to respond to appropriate questions raised by those in attendance at the Meeting.

   The Company's management has selected Deloitte & Touche LLP as independent public accountants to audit the books, records and accounts of the Company for the fiscal year ending December 31, 1997. The Audit Committee of the Board of Directors is expected to approve the selection.


             ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

   Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Meeting, the Company, without charge, will provide a copy of its Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission. Requests should be directed to Corporate Communications, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, telephone: 617-494-0400, Email: investor@ariad.com.

TO THE EXTENT THIS PROXY STATEMENT HAS BEEN OR WILL BE SPECIFICALLY INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE SECTIONS OF THE PROXY STATEMENT ENTITLED "REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE" AND "PERFORMANCE GRAPH" SHALL NOT BE DEEMED TO BE SO INCORPORATED UNLESS SPECIFICALLY OTHERWISE PROVIDED IN ANY SUCH FILING.


                                    PROPOSALS


                                   PROPOSAL 1
                          ELECTION OF CLASS 3 DIRECTORS

   The Company's By-laws, as amended (the "By-laws"), provide that the number of directors shall be fixed by the Board. The Board of Directors has fixed the number at twelve and, at a meeting held on March 11, 1997, nominated the persons named below to stand for election. All such nominees are currently directors.

   The Company's Certificate of Incorporation, as amended, and By-laws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the Annual Meeting of Stockholders for that year. At this Meeting, four Class 3 Directors are to be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified.

   It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the four nominees named below. The Board of Directors believes that all of the nominees will be available and able to serve as directors, but if for any reason one or more of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by the Board of Directors. The four nominees receiving the highest number of votes will be elected to serve as Class 3 Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF HARVEY J. BERGER, M.D., VAUGHN D. BRYSON, SANDFORD D. SMITH AND RAYMOND S. TROUBH AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   PROPOSAL 2
                   INCREASE IN THE AGGREGATE NUMBER OF SHARES
           FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE COMPANY'S
                               1991 EMPLOYEE PLAN

      On March 11, 1997, the Board of Directors voted to approve an amendment to the 1991 Employee Plan to increase the aggregate number of shares of Common Stock for which stock options may be granted under such plan by 2,200,000 shares. This amendment is being submitted for stockholder approval at the Annual Meeting. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees and consultants including those who will be employed by ARIAD to staff the Hoechst-ARIAD Genomics Center, LLC. All employees and consultants of the Company are eligible to participate in the 1991 Employee Plan.

      The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock for which stock options may be granted under the 1991 Employee Plan.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 1991 EMPLOYEE PLAN TO INCREASE BY 2,200,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE 1991 EMPLOYEE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   PROPOSAL 3
    INCREASE IN THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE
                 GRANTED UNDER THE COMPANY'S 1994 DIRECTOR PLAN.

      On March 11, 1997, the Board of Directors voted to approve an amendment to the 1994 Director Plan to increase the aggregate number of shares of Common Stock for which stock options may be granted under such plan by 300,000 shares. This amendment is being submitted for stockholder approval at the Meeting. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate non-employee directors. Members of the Board of Directors who are not employees of the Company are eligible to participate in the 1994 Directors Plan.

      The affirmative vote of a majority of the votes present or represented and entitled to vote at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock for which stock options may be granted under the 1994 Director Plan.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 1994 DIRECTOR PLAN TO INCREASE BY 300,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE 1994 DIRECTOR PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                   PROPOSAL 4
                  ADOPTION OF 1997 EMPLOYEE STOCK PURCHASE PLAN

      On March 11, 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Purchase Plan") and authorized a total of 500,000 shares of Common Stock to be issued under the Purchase Plan, subject to stockholder approval.

      MATERIAL FEATURES OF THE PURCHASE PLAN

      The number of shares of Common Stock which may be purchased by eligible employees under the Purchase Plan is 500,000 shares. All full-time or part-time employees of the Company who have been employed for at least three months by the Company are eligible to participate in the Purchase Plan, except for persons who are deemed under Section 423(b)(3) of the Code to own five percent (5%) or more of the Voting Stock of the Company. As of March 31, 1997, approximately 95 persons would be eligible to participate in the Purchase Plan.

      The Purchase Plan provides for a series of four three-month "offering periods" within each year commencing on January 1, April 1, July 1 and October 1, with the first offering period commencing on a date to be determined by the Board of Directors. Eligible employees may elect to become participants in the Purchase Plan by enrolling during specified enrollment periods. During each offering period, eligible employees are granted an option to purchase shares through the accumulation of payroll deductions of not less than 1% nor more than 10% of each participant's compensation (up to a maximum of $25,000 per calendar year, based on the fair market value of the shares determined as of the date the option to purchase such shares is granted). The number of shares to be purchased will be determined by dividing the participant's balance in the Purchase Plan account on the last day of the offering period by the purchase price per share for the stock. The purchase price per share will be the lower of: (i) 85% of the fair market value of the Common Stock at the beginning of the offering period, or (ii) 85% of the fair market value of the Common Stock at the end of the offering period. The option to purchase shares will be granted on the last day of the offering period, unless the participant has withdrawn or is deemed to have withdrawn from participation in the Purchase Plan in a manner or at a time that results in the option being unexercisable under the Purchase Plan. Each option to purchase shares under the Purchase Plan terminates on the last day of the respective offering period if not exercised on that date. The closing price of the Company's Common Stock on April 1, 1997, was $5.50 per share, as reported on The Nasdaq National Market.

      A participant will be deemed to have withdrawn from the Purchase Plan: (i) on his or her voluntary withdrawal from the Purchase Plan, (ii) on termination of the participant's employment (other than termination due to retirement, disability or death), (iii) upon termination of the participant's employment due to normal retirement, (iv) on termination of the participant's employment due to death or disability, or (v) on the termination of the Purchase Plan or expiration of the Purchase Plan. Upon withdrawal or deemed withdrawal from the Purchase Plan, all funds withheld by the Company at the direction of the participant either shall be returned to the participant or used to purchase shares in accordance with the Purchase Plan, depending on the circumstances of the withdrawal. The option to purchase stock granted under the Purchase Plan is not transferable by the participant except by will or by the laws of descent and distribution, and is exercisable during a participant's lifetime only by the participant, or by his or her legal representative if permitted by the Code, and is exercisable by his or her estate or the person who has the right to exercise the option upon the participant's death. Employees may cease their participation in the Purchase Plan during a specified period during the offering period, but thereby will be ineligible to participate in the next offering period.

      In the event of the dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. Upon a merger or consolidation of the Company, in which the Company is not the surviving corporation, or upon the sale of substantially all of the Company's assets, each option to purchase shares under the plan shall be assumed by the successor corporation or an equivalent option shall be substituted by such successor corporation, unless the Board of Directors, in its sole discretion, determines to shorten the offering period then in progress.

      The Purchase Plan is administered by the Compensation and Stock Option Committee. Subject to the provisions of the Purchase Plan, the Compensation and Stock Option Committee has the authority to determine the terms and provisions of options to purchase shares granted under the Purchase Plan and to interpret any provision of the Purchase Plan and any option granted under it. The Purchase Plan may be terminated or amended by the Company's stockholders, the Compensation and Stock Option Committee or the Board of Directors of the Company at any time. Amendments increasing the aggregate number of shares which may be issued under the Purchase Plan, or changing the designation of corporations whose employees may participate, must be approved by the stockholders within twelve months after the amendment is adopted by the Board of Directors or the Compensation and Stock Option Committee. If the scope of any amendment is such as to require stockholder approval in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, such amendment also requires stockholder approval.

      FEDERAL INCOME TAX CONSIDERATIONS

      The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options to purchase shares under the Purchase Plan. The options granted under the Purchase Plan are intended to constitute qualified stock options in an "employee stock purchase plan" under
Section 423 of the Code. No taxable
income is realized at the time options are granted pursuant to the Purchase Plan or at the time of purchase of shares pursuant to the Purchase Plan. Upon the death of a participant owning Purchase Plan shares or upon the disposition of shares two years or more after the date of the grant of the option to purchase such shares and at least one year after acquiring such shares, the participant will recognize as ordinary compensation income an amount equal to the lesser of:

      (i) the excess of the fair value of the shares on the date of disposition over the amount paid for such shares, or

      (ii) 15% of the fair market value of the shares at the time of grant of the option.

      Any loss on such a disposition or the balance of any gain will be long-term capital loss or gain. The Company will not be entitled to a deduction corresponding to the participant's compensation income.

      Upon disposition of the shares within two years after the date when a participant was granted an option to purchase such shares or within one year after the date the participant acquired such shares, the participant generally will then recognize compensation income, and the Company will have a corresponding deduction, equal to the fair market value of the shares on the date of purchase less the amount paid for the shares. The difference between the amount realized on such a disqualifying disposition and the participant's basis in the shares (his or her purchase price plus the amount of related compensation income recognized) will generally constitute capital gain or loss.

      THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY

                 STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

   Stockholders who wish to have their proposals presented at the 1998 Annual Meeting of Stockholders must deliver such proposals in writing to the Secretary of the Company at the Company's principal executive offices no later than December 1, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

OTHER MATTERS

   The Board of Directors, at the time of the preparation of this Proxy Statement, knows of no business to come before the Meeting other than that referred to herein. If any other business should come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not therefore revoked in accordance with their best judgment.



                              BY ORDER OF THE BOARD OF DIRECTORS


                              David T. Washburn
                              Secretary


Cambridge, Massachusetts
April 24, 1997

                                                                      APPENDIX A

                           ARIAD PHARMACEUTICALS, INC.

                        1997 EMPLOYEE STOCK PURCHASE PLAN

      The following constitute the provisions of the 1997 Employee Stock Purchase Plan (the "Plan") of ARIAD Pharmaceuticals, Inc. (the "Company").

      1. Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      2.    Definitions.

      (a) "Board" shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

      (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "Common Stock" shall mean the Common Stock, $0.001 par value, of the Company.

      (d) "Company" shall mean ARIAD Pharmaceuticals, Inc., a Delaware corporation.

      (e) "Compensation" shall mean all compensation that is taxable income for federal income tax purposes, including, payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, commissions and other compensation.

      (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      (g) "Contributions" shall mean all amounts credited to the account of a participant pursuant to the Plan.

      (h) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (i) "Employee" shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

      (j) "Exercise Date" shall mean the last day of each Offering Period of the Plan.

      (k) "Offering Date" shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but on or prior to the first business day of the last calendar quarter of such Offering Period, the term "Offering Date" shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

            Options granted after the first business day of an Offering Period will be subject to the same terms as the options granted on the first business day of such Offering Period except that they will have a different grant date (thus, potentially, a different exercise price) and, because they expire at the same time as the options granted on the first business day of such Offering Period, a shorter term.

      (l)   "Offering Period" shall mean a period of three months.

      (m) "Plan" shall mean this ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan.

      (n) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      3.    Eligibility.

      (a) Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such

            Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) and the limitations imposed by
            Section 423(b) of the Code.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (b).

      4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on July 1, October 1, January 1 and April 1 of each year (or at such other time or times as may be determined by the Board of Directors). The initial Offering Period shall commence at a time to be determined by the Board. The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. In addition, Employees shall not be entitled to enroll in the Plan or exercise any options granted under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its Employees.

      5.    Participation.

      (a) An eligible Employee may become a participant in the Plan by completing an Enrollment Form provided by the Company and filing it with the Company prior to the applicable Offering Date, unless a later time for filing the Enrollment Form is set by the Board for all eligible Employees with respect to a given Offering Period. The Enrollment Form shall set forth the percentage of the participant's Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

      (b) Payroll deductions shall commence on the first payroll following the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Periods to which the Enrollment Form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

      6.    Method of Payment of Contributions.

      (a) The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% of such participant's Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 10% of the participant's aggregate Compensation during said Offering Period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account.

      (b) A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or, on one occasion only during the Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new Enrollment Form within the ten-day period immediately preceding the second calendar quarter during the Offering Period. The change in rate shall be effective as of the beginning of the calendar quarter following the date of the filing of the new subscription agreement.

      (c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250. Payroll deductions shall recommence at the rate provided in such participant's Enrollment Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

      7.    Grant of Option.

      (a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee's Contributions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of
            (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The fair market value of a share of the Common Stock shall be determined as provided in Section 7(b) herein.

      (b) The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date shall be determined by the Board based on the closing sale price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by NASDAQ or, in the event the Common Stock is listed on a stock exchange, the fair market value per share shall be the closing sale price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

      8. Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated Contributions in his or her account. If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

      9. Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

      10.   Withdrawal; Termination of Employment.

      (a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of the Offering Period by giving written notice to the Company. All of the participant's Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

      (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

      (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

      11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

      12.   Stock.

      (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any amounts remaining in an Employee's account not applied to the purchase of stock pursuant to this Section 12 shall be refunded on or promptly after the Exercise Date. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

      (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

      13. Administration. The Board shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

      14.   Designation of Beneficiary.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      15. Transferability. Neither Contributions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

      16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

      17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating

            Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

      18. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

            In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

            The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 18, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent necessary to comply with
            Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

      20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the

            Company at the location, or by the person, designated by the Company for the receipt thereof.

      21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

            As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      22. Right to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

      23. Rights as a Stockholder. Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of Shares covered by an option. No optionee shall have any right as a stockholder unless and until an option has been exercised, and the Shares underlying the option have been registered in the Company's share register.

      24. Term of Plan. The Plan became effective upon its adoption by the Board of Directors on March 11, 1997 and shall continue in effect for a term of 20 years unless sooner terminated under paragraph 19.

      25. Applicable Law. This Plan shall be governed in accordance with the laws of Delaware.

[X]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE
------------------------------------------------------
ARIAD PHARMACEUTICALS, INC.
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IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT
THE ANNUAL MEETING OF STOCKHOLDERS.  ACCORDINGLY,
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU
ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS
PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.
IF YOU SO CHOOSE, YOU MAY VOTE YOUR SHARES IN PERSON
AT THE MEETING.

RECORD DATE SHARES:

                                     -----------------
Please be sure to sign and date      Date
this Proxy.
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Stockholder sign here               Co-owner sign here
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1.   To elect four class 3 Directors to hold office
     until the 2000 Annual Meeting of
     Stockholders and until their successors are
     duly elected and qualified.                              With-      For All
                                                     For      hold       Except

     Harvey J. Berger, M.D.                          [ ]       [ ]         [ ]
     Vaughn D. Bryson
     Sandford D. Smith
     Raymond S. Troubh

Note: If you do not wish your shares voted "For" a particular nominee(s), mark the "For all Except" box and strike a line through the nominee's(s) name(s). Your shares will be voted for the remaining nominee(s).

                                                     For     Against     Abstain
2.   Proposal to increase by                         [ ]       [ ]         [ ]
     2,200,000 shares, the aggregate
     number of shares for which
     stock options may be granted
     under the ARIAD Pharmaceuticals
     Inc. 1991 Stock Option Plan for
     Employees and Consultants.

3.   Proposal to increase by 300,000                 [ ]       [ ]         [ ]
     shares, the aggregate number of
     shares for which stock options
     may be granted under the ARIAD
     Pharmaceuticals, Inc. 1994
     Stock Option Plan for
     Non-Employee Directors.

4.   Proposal to adopt and approve                   [ ]       [ ]         [ ]
     the ARIAD Pharmaceuticals, Inc.
     1997 Employee Stock Purchase
     Plan.

5. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Mark box at right if an address change or comment has                       [ ]
been noted on the reverse side of this card.

DETACH CARD                                                          DETACH CARD

                           ARIAD PHARMACEUTICALS, INC.
Dear Stockholder:

Please take note of the important information enclosed with the Proxy Card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your voice counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held June 20, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

ARIAD Pharmaceuticals, Inc.

                           ARIAD PHARMACEUTICALS, INC.
                              26 Landsdowne Street
                         Cambridge, Massachusetts 02139

                 Annual Meeting of Stockholders - June 20, 1997
               Proxy Solicited on Behalf of the Board of Directors

The undersigned revoking all prior proxies, hereby appoints Harvey J. Berger, M.D. and Jay R. LaMarche as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139, on Friday, June 20, 1997 at 10:00 a.m. Eastern Time, and at any adjournment or postponements thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the matters set forth on the reverse side hereof, as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1,2,3 AND 4.

   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                            HAS YOUR ADDRESS CHANGED?


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